Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276773

FINAL PROSPECTUS

Up to 436,509 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” of up to 436,509 shares of our common stock, par value $0.0001 per share, issued and sold by us in a private placement transaction, consisting of 48,473 issued and outstanding shares of common stock, 126,131 shares issuable upon exercise of pre-funded warrants to purchase common stock, and 261,905 shares of common stock issuable upon exercise of common warrants. All share amounts in this prospectus have been adjusted to reflect the 1-for-18 reverse stock split that became effective on December 20, 2023.

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling stockholder. We will not receive any proceeds from the sale of these shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BKYI.” On January 29, 2024, the closing price of our common stock was $2.21 per share.

We will bear all costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 10 for more information about how the selling stockholder may sell or dispose of the shares of common stock offered hereby.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED HEREIN UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 12, 2024.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have registered our trademarks “BIO-key®”, “True User Identification®”, “Intelligent Image Indexing®”, “WEB-key®”, “SideSwipe®”, “SidePass®”, “SideTouch®”, “EcoID®”, “PistolStar®”, “PortalGuard®”, “MobileAuth®”, “PASSIVEKEY®” and “PISTOLSTAR®” with the U.S. Patent & Trademark Office, as well as many foreign countries, protecting the names of our companies and our key technology offerings discussed later in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC. Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “BIO-key,” the “Company,” “we,” “us” and “our” refer to BIO-key International, Inc. and our subsidiaries.

Overview

BIO-key International, Inc. is a leading identity and access management, or IAM, platform provider enabling secure work-from-anywhere for enterprise, education, and government customers. Our vision is to enable any organization to secure streamlined and passwordless workforce, employee, customer, student and citizen access to any online service, workstation, or mobile application, without a requirement to use tokens or phones. Our products include PortalGuard® and PortalGuard Identity-as-a-Service (IDaaS) enterprise IAM, AuthControl Sentry, AuthControl Enterprise, AuthControl MSP, WEB-key® biometric civil and large-scale ID infrastructure, and accessory hardware to provide a complete solution for our customers.

Millions of people use BIO-key multi-factor-authentication, or MFA, solutions every day to securely access a variety of cloud, mobile and web applications, on-premise and cloud-based servers from all of their devices. We go beyond passwordless to offer phone-less and token-less authentication methods. This critical differentiator is particularly effective for retail, call center, manufacturing, shop-floor, and healthcare environments which utilize roving workers and shared workstations. Unlike most digital identity solutions, BIO-key also plays a role in securing in-person identity. For example, a banking customer has enrolled over 22 million of its customers’ biometrics with BIO-key as part of their know your customer, or KYC process, and then uses BIO-key fingerprint technology each time their customers access bank services to ensure positive identification before transacting with them.

BIO-key PortalGuard and hosted PortalGuard IDaaS authentication platforms enable our customers to assure that only the right people can access the right systems by utilizing our world-class biometric capabilities, among 17 other available authentication methods. PortalGuard goes beyond traditional MFA solutions by allowing roving users to biometrically authenticate at any workstation without using their phones or tokens which addresses sizeable security gaps, including eliminating unauthorized account delegation, detecting duplicate users, and accommodating in-person identification.

Our customers use PortalGuard to manage and secure digital systems access by their employees, contractors and partners, which we call workforce identity. PortalGuard is also used to manage and secure the identities of an organization’s customers through integration of APIs we have developed and industry-standard federation standards, which we call customer identity. By using PortalGuard, our customers can securely collaborate with their supply chain and partners, and provide their customers with flexible, resilient user experiences online or in-person.

In 2022, we expanded our product offerings and customer base when we acquired Swivel Secure Europe, a Madrid, Spain based provider of IAM solutions. Swivel Secure Europe is the exclusive distributer of the AuthControl Sentry, AuthControl Enterprise, and AuthControl MSP product line in Europe, Africa and the Middle East, or EMEA, excluding the United Kingdom and Ireland. These solutions include PINsafe, a patented one-time-code extraction technology, helping enterprises manage the increasing data security risks posed by cloud services and “bring your own device” policies.

Large-scale customer and civil ID customers use our scalable biometric management platform and FBI-certified scanner hardware to manage enrollment, de-duplication and authentication for millions of users.

We sell our branded USB fingerprint and FIDO authentication hardware as accessories to our IAM platforms, so that customers can have a single vendor providing all components of their IAM solution. Our fingerprint biometric platform is certified by NIST and unique among fingerprint platforms in that it supports mixing and matching of different manufactures’ fingerprint scanners in a deployment. This provides our customers with the flexibility to select the right scanner for their specific use case, without mandating the use of a particular scanner.

We operate a software as a service, or SaaS, business model with customers subscribing to term use of our software resulting in annual recurring revenue. We sell our products directly through our field and inside sales teams, as well as indirectly through our network of channel partners including resellers, system integrators, master agents, and other distribution partners. Our subscription fees include a term license of hosted or on-premise product, technical support and maintenance of our platform. We base subscription fees primarily on the products used and the number of users enrolled in our platform. We generate subscription fees pursuant to noncancelable contracts with a weighted average duration of approximately one year.

Strategic Outlook

Historically, our largest market has been authentication within highly regulated industries such as government, financial services, and healthcare. With the adoption of MFA as a cybersecurity requirement, nearly all enterprises are beginning to adopt MFA for their user bases. Our ability to add value to or replace the first-generation MFA solutions deployed by these enterprises with our phone-less and token-less biometrics sets us apart from a crowded field of phone- and token-based MFA solutions. We believe that as enterprises experience the lifecycle costs associated with managing tokens and passwords, they will have an economic incentivize to consider adding BIO-key PortalGuard to their IAM solution. PortalGuard will allow them to continue to use their existing FIDO devices, while selectively augmenting their authentication options with tokenless and phoneless biometric choices.

We expect to grow our business within these highly-regulated industries and expect to continue to extend this footprint in 2024 and beyond. We believe that continued heightened security and privacy requirements will generate increased demand for security solutions, including biometrics. In addition, we expect that the compatible, yet superior portable biometric user experience offered by our technology for Windows 10 and 11 users will accelerate the demand for our computer network log-on solutions and fingerprint readers. Through value add-offerings via direct sales, resellers, and strategic partnerships with leading higher education platform providers, we expect to continue to grow our installed base. Through Swivel Secure Europe, we also expect to grow our business in EMEA.

Our primary sales strategies are focused on (i) increased marketing efforts into the IAM market, (ii) dedicated pursuit of large-scale identification projects across the globe, and (iii) growing our channel alliance program which includes more than one hundred and fifty participants and continues to generate incremental revenues.

A second component of our growth strategy is to pursue strategic acquisitions of select businesses and assets in the IAM space. In furtherance of this strategy, we are active in the industry and regularly evaluate businesses that we believe will either provide an entry into new market verticals or be synergistic with our existing operations and in either case, be accretive to earnings. We cannot provide any assurance as to whether we will be able to complete any acquisition and if completed, successfully integrate any business we acquire into our operations.

General

Our principal executive office is located at 101 Crawfords Corner Road, Suite 4116, Holmdel, New Jersey 07733 and our telephone number is (732) 359-1100. Our website is located at www.bio-key.com. The information on our website or any other website is not incorporated by reference into this prospectus. Our website address is included as an inactive textual reference only.

The BIO-key logo is our trademark. This prospectus and the documents we incorporate by reference into this prospectus may also contain trademarks and trade names of others.

The Offering

Issuer:	BIO-key International, Inc.
Common stock offered by selling stockholder:	436,509 shares of common stock
Common stock outstanding before this offering:	1,810,443 shares of common stock
Common stock outstanding after completion of this offering (assuming full exercise of the warrants that are exercisable for shares of common stock offered hereby):	2,198,479 shares of common stock
Terms of this offering:

The selling stockholder, including its transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.

Use of proceeds:

The proceeds from the sale of the securities covered by this prospectus will be received by the selling stockholder. We will not receive any of the proceeds from any sale of the shares of common stock offered by this prospectus. If all of the pre-funded warrants and common warrants exercisable for shares of common stock offered hereby are exercised, we will receive aggregate gross proceeds of $825,290 which we expect to use for working capital purposes. See “Use of Proceeds”.

Listing of common stock:	Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “BKYI”.
Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 6 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

The number of shares of our common stock to be outstanding after this offering is based on 1,810,443 shares of our common stock outstanding as of January 30, 2024 and excludes as of such date:

●	9,236 shares of common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $311.40 per share;
●	270,234 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $104.77 per share;
●	1,452,461 shares of common stock issuable on exercise of warrants with an exercise price of $3.15 per share;
●	126,131 shares of common stock issuable upon exercise of pre-funded warrants with an exercise price of $0.018 per share;
●	4,650 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan;
●	36,440 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan; and
●	333,334 shares of common stock reserved for future issuance under our 2023 Stock Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to invest in our securities, you should consider carefully the risks and uncertainties described below and under Item 1A. “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, on June 1, 2023, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business.

RISKS RELATED TO THIS OFFERING

Sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus, could lower our stock price and impair our ability to raise funds in new stock offerings.

If our stockholders sell substantial amounts of our common shares, the market price of our common shares could decrease. We had 1,810,443 common shares outstanding as of January 30, 2024. Under this registration statement, we are registering the resale of 436,509 common shares held by the selling stockholder, of which 388,036 are issuable upon exercise of pre-funded warrants and common warrants. Assuming all such warrants are exercised, the shares offered hereunder represent approximately 20% of our outstanding common stock. In addition, we may sell additional common shares in subsequent offerings.

We cannot predict the size of future issuances of common shares or the effect, if any, that future issuances and sales of common shares, including the shares offered under this registration statement, other registration statements, shares underlying outstanding warrants issued in our public offering of Units on October 30, 2023, shares available for resale under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or the perception that such sales could occur, may have on the market price of our common shares or our ability to raise additional capital through the sale of equity securities. With any additional issuance of common shares, investors will suffer dilution and we may experience dilution in our earnings per share, if any.

An active trading market for our shares may not be sustained.

Although our shares are listed on the Nasdaq Capital Market, the market for our shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares, may impair our ability to raise capital to continue to fund operations by selling shares, and may impair our ability to acquire additional assets by using our shares as consideration.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “should,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; ; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; delays in the development of products, statements of assumption underlying any of the foregoing, and numerous other matters of national, regional and global scale, including those set forth under the caption “Risk Factors” in this prospectus and other filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future.

You should carefully read this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also refers to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

THE OFFERING

This prospectus covers the public sale of up to 436,509 shares of common stock to be sold by Dillon Hill Investment Company LLC consisting of 48,473 issued and outstanding shares of common stock, 126,131 shares issuable upon the exercise of pre-funded warrants to purchase common stock, and 261,905 shares of common stock issuable upon the exercise of common warrants. This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock. The selling stockholder may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from this offering. If all warrants exercisable for shares of common stock offered hereby are exercised, we will receive aggregate gross proceeds of $825,290.

On December 20, 2023, we entered into and closed a securities purchase agreement the selling stockholder, pursuant to which we issued in a private placement common units, each consisting of one share of common stock and one common warrant to purchase one and one-half shares of common stock, at a purchase price of $3.15 per common unit, and pre-funded units, each consisting of one pre-funded warrant to purchase one share of common stock and one common warrant, at a purchase price of $3.149 per pre-funded unit. In the aggregate, we issued to the selling stockholder 48,473 shares of common stock, pre-funded warrants to purchase 126,131 shares of common stock, and common warrants to purchase 261,905 shares of common stock. We received gross proceeds of approximately $550,000 from the private placement, before deducting estimated offering expenses payable by the Company.

The common warrants will become exercisable on June 21, 2024, six months following the closing of the private placement, and will be exercisable at $3.15 per share. The pre-funded warrants became exercisable immediately following closing and are exercisable at $0.018 per share. The warrants contain blocker provisions which prohibit the exercise of the applicable warrant if after such exercise the selling stockholder would beneficially own in excess of 4.99% of our issued and outstanding common stock. This limitation may be increased by the selling stockholder to 9.99% on 61 days’ prior written notice.

Pursuant to the securities purchase agreement, we agreed to file a registration statement with the SEC within 45 calendar days of December 20, 2023 registering the resale by the selling stockholder of the shares of common stock included in the common units and the shares of common stock issuable upon exercise of the warrants. This registration statement is being filed in satisfaction of this requirement.

USE OF PROCEEDS

The selling stockholder will receive all proceeds from the sale of the shares of common stock offered hereby. We will not receive any proceeds from the sale of common stock by the selling stockholder.

We will, however, receive cash proceeds equal to the exercise price of the warrants. Accordingly, we may receive aggregate gross proceeds of up to $825,290 assuming that the common warrants are exercised in full at an exercise price of $3.15 per share and that the pre-funded warrants are exercised in full at an exercise price of $0.018 per share. We expect to use any proceeds received by us from the exercise of the warrants for working capital purposes.

We will bear all costs, expenses and fees in connection with the registration of the shares, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDER

When we refer to the “selling stockholder” in this prospectus, we mean the persons or entities specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and other successors-in-interest who may subsequently hold any of the selling stockholder’s interests other than through a public sale.

The selling stockholder identified in the following table is offering for resale 436,509 shares of our common stock. All of the securities were previously issued to the selling stockholder in private placement transactions described above under the section entitled “The Offering”.

The following table sets forth:

●	The name of the selling stockholder and any material relationship between us and the selling stockholder based upon information currently available to us;
●	The number of shares owned beneficially by the selling stockholder before the offering;
●	The percentage ownership of the selling stockholder prior to the offering;
●	The number of shares offered hereunder by the selling stockholder;
●	The number of shares owned beneficially by the selling stockholder after the offering; and
●	The percentage ownership of the selling stockholder after the offering.

	Shares Beneficially Owned Prior to the Offering				Shares Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number		Percent	Number of Shares Being Offered	Number(1)	Percent
Dillon Hill Investment Company LLC(2)	92,540	(3)	4.99%%	436,509	‑	-
TOTAL:				436,509	-	-

__________________________________

(1)

Assumes that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholder does not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(2)	Dillon Hill Investment Company LLC may be deemed to be controlled by Mr. Bruce Grossman.
(3)	Includes 44,067 shares issuable upon exercise of warrants.

The beneficial ownership set forth above has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based on 1,810,443 shares of our common stock outstanding on January 30, 2024. Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares. The selling stockholder is not affiliated with a broker-dealer registered under the Exchange Act.

The registration of these shares of common stock does not mean that the selling stockholder will sell or otherwise dispose of all or any of those securities. The selling stockholder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the selling stockholder under this prospectus. Furthermore, the selling stockholder may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

PLAN OF DISTRIBUTION

We are registering 436,509 shares of our common stock for possible sale by the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may, from time to time, sell any or all of its shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the Nasdaq Capital Market or any other applicable national securities exchange;
●	privately negotiated transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.

The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If we are notified by the selling stockholder that any arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferees or other successors in interest as selling stockholders under this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the shares.

We will indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or we may be entitled to contribution.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find Additional Information.”

Authorized. We currently have authority to issue up to 170,000,000 shares of common stock, $0.0001 par value per share. As of January 30, 2024, we had 1,810,443, shares of common stock outstanding. From time to time we may amend our certificate of incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. Holders of a plurality of our outstanding common stock can elect all of the directors who are up for election in a particular year. Holders of a majority of our outstanding common stock act by a majority for all other matters, except as limited by our certificate of incorporation, bylaws and the DGCL.

Dividends. If our Board of Directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Fully Paid and Nonassessable. All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing. Our common stock is listed on The Nasdaq Capital Market under the symbol “BKYI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the DGCL. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find Additional Information.”

General. We currently have authority to issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, none of which are outstanding. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock or to designate a new series of preferred stock. Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;
●

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
●	the dates at which dividends, if any, will be payable;
●	the redemption rights and price or prices, if any, for shares of the series;
●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
●

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series of any other class or series; and
●	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of that common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock, or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Certain Effects of Delaware Law and Certificate of Incorporation and Bylaw Provisions

Authorized But Unissued Stock. We are authorized to issue 175,000,000 shares of capital stock, consisting of 170,000,000 shares of common stock and 5,000,000 shares of preferred stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. We may use these additional shares for a variety of corporate purposes, including for future public or private offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Blank Check Preferred Stock. Our Board of Directors is authorized without further stockholder action, to designate any number of series of preferred stock with such rights, preferences and designations as determined by the Board of Directors. Shares of preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of preferred stock could be issued with certain rights that might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The existence of the preferred stock may, therefore, be viewed as having possible anti-takeover effects.

Limitations on Written Consent of Stockholders. Except as may be approved in advance by the Board of Directors, any action required or permitted to be taken by our stockholders at any annual or special meeting must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

Limitations on Special Meetings of Stockholders. Except as otherwise required by statute, special meetings of the stockholders may be called only by the Board of Directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders who desire to nominate a person for election to our Board of Directors must comply with specified notice and information provisions. Our bylaws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

Supermajority Vote Requirements. Any director may be removed from office only with cause and only by the affirmative vote of the holders of 75% or more of our shares then entitled to vote at an election of directors. Additionally, our bylaws may be amended or repealed by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. These provisions may prevent stockholders from removing existing directors and amending our bylaws, each of which could have the effect of delaying or preventing a change in control of the Company.

Indemnification. Our certificate of incorporation and bylaws contain provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Business Combinations. We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of the Company.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fox Rothschild LLP, Lawrenceville, New Jersey.

EXPERTS

The financial statements of BIO-key International, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Marcum LLP, the Company’s current independent registered public accounting firm, and Rotenberg Meril Solomon Bertiger & Guttilla, P.C., the Company’s former independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website. We also maintain a website at www.bio-key.com, which provides additional information about the Company. The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus. Our website address is included as an inactive textual reference only.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. Additionally, all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 9, 2023;
●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;
●

Current Reports on Form 8-K filed with the SEC on January 13, 2023, February 15, 2023, April 20, 2023, April 24, 2023, May 30, 2023, June 2, 2023, June 14, 2023, June 27, 2023, July 14, 2023, July 26, 2023, November 2, 2023, November 13, 2023, December 19, 2023, December 21, 2023 and January 11, 2024;

●

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2017 under Section 12(b) of the Exchange Act and including any amendments or reports filed for the purpose of updating that description.

In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, upon oral or written request, copies of any documents that we have incorporated by reference into this prospectus. You may request, orally or in writing, a copy of these documents, and any exhibits incorporated by reference in these documents, which will be provided to you at no cost, by contacting:

BIO-key International, Inc.

101 Crawfords Corner Road, Suite 4116

Holmdel, New Jersey 07733

Attention: Chief Financial Officer, Cecilia Welch

Telephone: (732) 359-1100

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (www.sec.gov) and these reports, proxy and information statements are also available through our website at www.bio-key.com/investor-relations/.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Up to 436,509 Shares of Common Stock

PROSPECTUS

February 12, 2024